SECOND SUPPLEMENTAL INDENTURE


     SECOND SUPPLEMENTAL INDENTURE dated as of June 2, 1998 (the "Supplemental Indenture"), to the Indenture, dated as of September 15, 1992, as amended (the "Indenture"), between GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation (hereinafter called the "Issuer"), GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., a Delaware Corporation (together with any and all future Parents of the Issuer, "Parent Guarantor"), and MARINE MIDLAND BANK, a New York banking corporation and trust company, as Trustee (the "Trustee").

                             RECITALS OF THE ISSUER

     WHEREAS, Western Publishing Group, Inc. issued 7.65% Senior Notes Due 2002 (the "Securities") pursuant to the Indenture, and in May 1996 the Issuer became the obligor of the Securities under the Indenture pursuant to the First Supplemental Indenture, dated as of May 8, 1996, amending the Indenture, between Western Publishing Group, Inc., Golden Books, Inc., Western Publishing Company, Inc. and the Trustee;

     WHEREAS, the Issuer desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to secure the Securities with Collateral (as defined), revise certain covenants, provide for the Parent Guaranty (as defined) and make certain other changes to the Indenture;

     WHEREAS, the Securities will be secured by a first priority lien on and security interest in the First Lien Collateral (as defined) and a second priority lien on and security interest in the Second Lien Collateral (as defined). The Securities will be guaranteed, on an unconditional senior basis, by the Parent Guarantor (as defined);

     WHEREAS, Section 8.2 of the Indenture provides that this Supplemental Indenture may be entered into by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding;

     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Issuer and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.

     NOW THEREFORE:

     Contained herein, the Issuer mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Securities, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:



                                   ARTICLE ONE

                      Scope Of This Supplemental Indenture

     Section 1.1. Changes, etc. Applicable to the Securities. The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable with respect to, and govern the terms of, the Securities.



                                   ARTICLE TWO

                           Amendments To The Indenture

     Section 2.1. Amendments to Section 1.1. Section 1.1 of the Indenture is hereby amended by adding the following definitions in their proper alphabetical order:

          "Amendment Agreement" means the Amendment Agreement, dated the Effective Date, entered into by the Issuer and Parent Guarantor.

          "Affiliate" shall have the same meaning as given to that term in Rule 405 of the Securities Act.

          "Affiliate Transaction" shall have the meaning set forth in Section 3.13.

          "Arm's Length" shall have the meaning given in Section 3.13.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating



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

     leases entered into in the ordinary course of business), assignment or other transfer for value by the Issuer or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or any of its Wholly-Owned Subsidiaries of (a) any capital stock of any Subsidiary of the Issuer; or (b) any other property or assets of the Issuer or any Subsidiary of the Issuer other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Issuer or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under Section
     3.6 hereof.

          "Collateral" means, collectively, the First Lien Collateral and the Second Lien Collateral.

          "Collateral Agent" shall have the meaning assigned to such term in the Security Agreement.

          "Collateral Agreements" means, collectively, the Security Agreement, the Copyright Assignment, the Trademark Assignment, the Mortgage and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

          "Company" means the Issuer.

          "Copyright Assignment" means the Copyright Security Interest Agreement, dated as of the Effective Date, by the Issuer in favor of the Collateral Agent, in the form of Exhibit C to the Amendment Agreement, as amended and supplemented from time to time in accordance with its terms.

          "Default" means any event or condition that with the giving of notice or the passage of time or both would become an Event of Default.

          "Effective Date" means June 2, 1998.

          "Eligible Assets" means inventory, accounts receivable, chattel paper, documents, proceeds of the foregoing and such other related items, including such items of the type described in Section 3.1 of the Loan and Security Agreement between the Issuer and Nations Credit Commercial Corporation, through its Nations Credit Commercial Funding Division, as such agreement is in effect on the Effective Date.



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

          "Eligible Credit Facility" means one or more credit facilities between the Issuer and one or more Lenders, and otherwise complying with the terms of this Indenture, including, without limitation, the Loan and Security Agreement dated as of June 2, 1998 between the Issuer and NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding Division, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time as permitted herein, including to increase the commitments thereunder.

          "Eligible Credit Facility Liens" shall have the meaning set forth in
     Section 3.8.

          "First Lien Collateral" shall mean the "First Lien Collateral" as defined in the Security Agreement and the collateral pledged under the Copyright Assignment, the Trademark Assignment and the Mortgage.

          "Independent Financial Advisor" means an investment banking, accounting or appraisal firm of national standing (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect ownership interest or material direct or indirect financial interest in the Parent or any of its Subsidiaries, provided that ownership of three percent (3%) or less of the issued and outstanding shares of capital stock of the Parent shall not constitute having a direct or indirect financial interest in the Parent or any of its Subsidiaries, and
     (ii) which, in the judgment of the disinterested members of the Board of Directors of the Parent, is independent and qualified to perform the task for which it is to be engaged. Notwithstanding the foregoing, solely for purposes of clause (b) of the definition of "Substitute Collateral," Independent Financial Advisor shall mean Houlihan Lokey Howard & Zukin or any successor thereto; provided, however, that if Houlihan Lokey Howard & Zukin or any such successor shall not be reasonably available to perform the function called for by such definition, Independent Financial Advisor shall have the meaning given in the preceding sentence.

          "Intellectual Property" means intangible assets of the Issuer described in Section 2.1(a)(i)of the Security Agreement and any similar assets pledged in substitution thereof.



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

          "Lender" means a Person that is a lender in an Eligible Credit
     Facility.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

          "Mortgage" means the Real Estate Mortgage, Assignment of Rents and Security Agreement, dated as of the Effective Date between the Issuer and Trustee, creating Liens on and related to the Premises (as defined herein), including the Mortgaged Property secured by and described in the Real Estate Mortgage, Assignment of Rents and Security Agreement, and any other similar document or instrument executed in connection therewith.

          "Mortgaged Property" shall have the meaning assigned to such term in the Mortgage.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Issuer or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post-closing adjustments or liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.



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

          "Non-Issuer Subsidiaries" means all direct and indirect Subsidiaries of the Parent Guarantor other than the Issuer and direct and indirect Subsidiaries of the Issuer.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages, sums and other liabilities payable under the documentation governing any Indebtedness.

          "Parent" means Golden Books Family Entertainment, Inc., together with any of its successors and assigns and any other Person directly owning outstanding securities or interests which have ordinary voting power to elect a majority of the Board of Directors or similar governing body of the Issuer.

          "Parent Guarantor" means the Parent and any and all future Parents of the Issuer that have, by execution and delivery of a supplemental indenture, delivered a Parent Guaranty.

          "Parent Guaranty" means the Guaranty by the Parent Guarantor pursuant to Article Thirteen.

          "Parent Restricted Payments" shall have the meaning set forth in
     Section 13.12(a).

          "Paying Agent" means the Trustee or its assignee.

          "Permitted Liens" means the "Liens" permitted under Section 3.8.

          "Premises" shall have the meaning set forth in Section 3.16(a).

          "Racine Lease" means the lease between First Industrial Development Services Group, L.P., as landlord, and Golden Books Family Entertainment, Inc., as tenant, dated June 23, 1997, as amended.

          "Released Interest" shall have the meaning set forth in Section
     12.4(a).

          "Second Lien Collateral" shall have the meaning assigned to such term in the Security Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.



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

          "Security Agreement" means the Security Agreement, dated as of the Effective Date, between the Issuer and the Trustee, as amended or supplemented from time to time in accordance with its terms, and any other document or instrument executed or delivered in connection therewith.

          "Security Interests" means the Liens on the Collateral created by this Indenture and the Collateral Agreements in favor of the Trustee for the benefit of the Trustee and the Holders.

          "Substitute Collateral" means: (A) in the case of the Collateral described in Section 2.1(a)(iii), (iv) and (v) of the Security Agreement, other assets of the Issuer with a fair market value (as determined in good faith by an Independent Financial Advisor) equal to or greater than (x) in the case of Collateral on the Effective Date, the book value on the Effective Date of the Released Interests as set forth on Schedules 2.1(a)(iii), 2.1(a)(iv) and 2.1(a)(v) of the Security Agreement and (y) in the case of after acquired Collateral, the cost of such Collateral; and (B) in the case of the Collateral described in Section 2.1(a)(i) and (ii) of the Security Agreement, other Intellectual Property of the Issuer which an Independent Financial Advisor shall approve as being of equal or greater value than the fair market value of such Released Interests at the time of substitution as determined in good faith by such Independent Financial Advisor.

          "TOPRS" means the Golden Books Financing Trust 83/4% Convertible Trust Originated Preferred SecuritiesSM Due 2016.

          "Trademark Assignment" means the Trademark Security Interest Agreement, dated as of the Effective Date, by the Issuer in favor of the Collateral Agent, in the form of Exhibit D to the Amendment Agreement, as amended and supplemented from time to time in accordance with its terms.

          "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person of which all the outstanding voting securities or interests which normally have the right to vote in the election of the board of directors or similar governing body of such Subsidiary are owned directly or indirectly by such Person or any Wholly-Owned Subsidiary of such Person.



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

     Section 2.2. Amendment of Certain Definitions. The following definitions of certain terms replace the definitions of such terms in Section 1.1 of the
Indenture:

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of such board duly authorized to act on its behalf. Unless the context indicates otherwise, "Board of Directors" shall refer to the Board of Directors of the Issuer.

          "Board Resolution" means, with respect to any Person, a copy of one or more resolutions, certified by the secretary or an assistant secretary of such Person to have been duly adopted or consented to by the Board of Directors of such Person and to be in full force and effect, and delivered to the Trustee. Unless the context indicates otherwise, "Board Resolutions" shall refer to Board Resolutions of the Board of Directors of the Issuer.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time the corporate trust business shall be principally administered, which office at the Effective Date is located at 140 Broadway, 12th Floor, New York, New York 10005.

          "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity the outstanding securities or interests of which having ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation, partnership or other entity (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned directly or indirectly by such Person and/or one or more of its Subsidiaries. Unless the context indicates otherwise, "Subsidiary" shall refer to a Subsidiary of the Issuer.

     Section 2.3. Amendment to Section 3.8. (a) Section 3.8 of the Indenture is hereby amended by (i) deleting the phrase "mortgage, pledge, security interest or lien (any such mortgage, pledge, security interest or lien being hereinafter referred as a "lien" or "liens")" and replacing it with "Lien" and (ii) replacing the word "liens" as it appears in clauses (1) through (6) with the word "Liens" in each instance.

     (b) Section 3.8 of the Indenture is hereby amended by deleting clause (7) in its entirety and inserting instead the following new clauses (7) through
(10):



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

     (7) Liens ("Eligible Credit Facility Liens") on Eligible Assets of the Issuer securing up to $30.0 million aggregate principal amount of borrowings under any Eligible Credit Facility and its pro rata share of related interest, default interest, expenses, fees and premiums;

     (8) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

     (9) attachment or judgment Liens not giving rise to a Default or Event of Default;

     (10) easements, rights-of way, zoning restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

     (c) Existing clauses (8) and (9) of Section 3.8 of the Indenture shall be renumbered as (11) and (12) and the reference in the new clause (12) to "clauses
(1) through (8)" shall be replaced by "clauses (1) through (11)."

     Section 2.4. Amendment to Section 3.9. Section 3.9 of the Indenture is hereby amended by deleting clause (iii) thereof in its entirety, by deleting the word "or" preceding such clause and by replacing the comma after the words "the preceding Section 3.8" with the word "or."

     Section 2.5. Amendment to Section 3.12. Section 3.12 of the Indenture is hereby amended by adding the following to the end thereof:

          "Notwithstanding the foregoing, the Issuer shall not, and shall not permit any Subsidiary to, make a Restricted Payment if any Indebtedness of the Issuer to any Affiliate shall be then outstanding."

     Section 2.6. Amendment to Article III. Article Three of the Indenture is hereby amended by adding the following Sections 3.13 through 3.19.

          SECTION 3.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions or series of related transactions (including, without limitation, the purchase,



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

     sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than, unless otherwise provided by this Indenture, (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are (i), in cases where such Affiliate Transactions are among Parent and its Subsidiaries, fair to the Issuer and its Subsidiaries or (ii) in cases where such Affiliate Transactions are among Parent and its Subsidiaries no less favorable to the Issuer and its Subsidiaries, and, in cases where such Affiliate Transactions are not among Parent and its Subsidiaries, no less favorable to the Parent and its Subsidiaries or the Issuer and its Subsidiaries, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of Parent or such Subsidiary (either (i) or (ii), "Arm's Length"). All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of Parent or the Issuer, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Parent or any such Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves aggregate payments or other property with a fair market value in excess of $4,000,000, Parent or the Issuer, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Parent and its Subsidiaries or Issuer and its Subsidiaries, as the case may be, from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

          (b) The restrictions set forth in clause (a) above shall not apply to:
     (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Parent or any of its Subsidiaries, as determined in good faith by the Board of Directors or senior management of Parent or such Subsidiary; (ii) transactions exclusively between or among Parent and/or one or more Non-Issuer Subsidiaries; (iii) transactions exclusively between or among the Issuer and/or one or more of its Wholly-Owned Subsidiaries; (iv) agreements, and transactions pursuant to agreements, in effect on the



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

     Effective Date and listed on Schedule 3.13 hereto as in effect on the Effective Date or as thereafter amended, supplemented or amended and restated in a manner not adverse to the Holders; (v) (x) ordinary course transactions or (y) operational allocations, in each case, between or among Parent and/or one or more of its Subsidiaries and on an Arm's Length basis; and (vi)Restricted Payments not prohibited by this Indenture.

          SECTION 3.14. LIMITATION ON ASSET SALES.

          (a) The Issuer shall not, and shall not permit any of its Subsidiaries to, consummate, an Asset Sale unless (i) the Issuer or the applicable Subsidiary, as the case may be, receives aggregate consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's Board of Directors), (ii) at least 85% of the consideration received by the Issuer or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of (A) cash or cash equivalents, (B) the assumption of Indebtedness, (C) Replacement Assets (as defined below) or
     (D) any combination of the foregoing (A), (B) or (C), and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of such Asset Sale either (1) to repay any Indebtedness which is pari passu with the Securities, (2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Issuer and its Subsidiaries as existing on the Effective Date or in businesses reasonably related thereto ("Replacement Assets"), (3) to repurchase Securities from the Holders at par pursuant to a Net Proceeds Offer, as defined below, (4) to fund working capital needs of the Issuer, or (5) a combination of the foregoing clauses. On or before (i) the 121st day after an Asset Sale, or (ii) such earlier date as the Board of Directors of the Issuer or of such Subsidiary determines to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the immediately preceding sentence (the "Net Proceeds Offer Trigger Date"), such aggregate amounts of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Issuer or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the



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

     applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis (to the extent practicable) that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (other than Replacement Assets) received by the Issuer or any Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder, and the Net Cash Proceeds thereof shall be applied in accordance with this Section. The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $3,500,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $3,500,000, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 3.6, the successor Person shall be deemed to have sold the properties and assets of the Issuer and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Issuer or its Subsidiaries deemed to be sold pursuant to the preceding sentence shall be deemed to be Net Cash Proceeds for purposes of this covenant.

          (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section shall be mailed or caused to be mailed, by first class mail, by the Issuer within 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

               (1) that the Net Proceeds Offer is being made pursuant to this Section and that all Securities



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

          tendered and not withdrawn, in whole or in part, in integral multiples of $1,000 will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Issuer shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

               (2) the purchase price (including the amount of any accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the "Proceeds Purchase Date");

               (3) that any Security not tendered will continue to accrue interest on and after the Proceeds Purchase Date;

               (4) that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds offer shall cease to accrue interest on and after the Proceeds Purchase Date;

               (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date; and

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased.

          On the second Business Day immediately preceding the Proceeds Purchase Date, the Trustee shall notify the Issuer in writing of the Holders who have so elected to have their Securities purchased pursuant to such Net Proceeds Offer

     (and who have not withdrawn such election, as provided in (6) above.) On or before the Proceeds Purchase Date, the Issuer shall (i) accept for payment Securities tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b) (1) above, (ii) deposit with the Paying Agent U.S. cash sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of the Securities so accepted payment in an amount equal to the purchase price for such Securities plus accrued interest, if any, to the Proceeds Purchase Date. For purposes of this
     Section 3.14, the Trustee shall act as the Paying Agent.

          Any amounts deposited with the Paying Agent and remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be promptly returned by the Paying Agent to the Issuer.

          The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder, in each case, to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.14 by virtue thereof.

          SECTION 3.15. IMPAIRMENT OF SECURITY INTEREST.

          The Issuer shall, and shall cause its Subsidiaries to, take all actions necessary to protect the Security Interests in favor of the Trustee, on behalf of itself and the Holders, with respect to the Collateral, and neither the Issuer nor any of its Subsidiaries shall grant to any Person (other than to the Trustee on behalf of the Trustee and the Holders), or permit any Person (other than the Issuer) to have any interest whatsoever in the Collateral other than Permitted Liens on real property and tangible assets and, in the case of the Second Lien Collateral, under
     Section 3.8(7). Neither the Issuer nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral, to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the

     Securities, the Collateral Agreements and agreements in respect of Permitted Liens to the extent permitted above.


          SECTION 3.16. REAL ESTATE MORTGAGES AND FILINGS.

          On or prior to the Effective Date and at no cost or expense to the Trustee or the Holders:

          (a) the Trustee shall have received fully-executed counterparts of the Mortgage, in the form attached as Exhibit E to the Amendment Agreement, for all real property owned in fee by the Issuer in Crawfordsville, Indiana, which property is listed on Schedule 3.16(a) attached hereto and made a part hereof (individually and collectively, the "Premises");

          (b) the Trustee shall have received a commitment for a mortgage title insurance policy from a reputable title insurance company, in the form attached as Exhibit G to the Amendment Agreement, insuring the Lien of the Mortgage as a valid and enforceable Lien on the real estate collateral described in the Mortgage and related to the Premises;

          (c) The Trustee shall have received, with respect to the Premises, a survey, local counsel opinions and fixture filings, in each case in the forms attached as Exhibits to the Amendment Agreement, reasonably necessary to create and evidence perfected, valid and enforceable Liens on the Premises; and

          (d) The Issuer shall have taken, or caused to be taken, all action necessary in order to create and perfect the Lien of the Mortgage in the County of Crawfordsville and State of Indiana.

          SECTION 3.17. NO GUARANTEE OF PARENT GUARANTOR AND NON-ISSUER
                        SUBSIDIARIES.

          Neither the Issuer nor any of its Subsidiaries shall guaranty (whether directly or indirectly, including on a contingent basis) or otherwise become liable in any way for Indebtedness of Parent Guarantor and its Non-Issuer Subsidiaries. This Section 3.17 shall not apply to the TOPRS and the Racine Lease as in effect on the Effective Date or as thereafter amended, supplemented or amended and restated in a manner not adverse to the Holders.

          SECTION 3.18. LIMITATION ON ISSUANCES OF CAPITAL STOCK.

          The Issuer shall not permit any of its Subsidiaries to issue any shares of capital stock or other equity interests, except shares of capital stock or other equity interest issued by any Subsidiary to the Issuer or to any of its Wholly-Owned Subsidiaries.

          SECTION 3.19. NOTICE OF DEFAULT.

          The Issuer will, so long as any Securities are Outstanding, deliver to the Trustee, within 10 days of becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

     Section 2.7. Amendment to Section 5.1. Section 5.1 of the Indenture is hereby amended by inserting the phrase ", in any of the Collateral Agreements" before the words "or in this Indenture" in clause (c), by inserting the words "or any Parent Guarantor" after the word "Issuer" in clauses (c) and (g), by replacing the words "its property" with the words "their respective property" in clause (g) and by adding the following clauses (i) through (l):

          (i) the failure of the Holders to be perfected in their Security Interests in the Collateral as set forth in the Collateral Agreements and this Indenture; or

          (j) failure of a future Parent to execute and deliver a Parent Guaranty and enter into a Supplemental Indenture to effectuate such Parent Guaranty within ten days of becoming a Parent; or

          (k) any claim by the Issuer or any Affiliate, or judgment by a court of competent jurisdiction, that any Parent Guaranty under Article Thirteen or any Security Interest in the Collateral is not valid or enforceable; or

          (l) failure of any representation or warranty of the Issuer or any Parent Guarantor contained in the Amendment Agreement to have been true and correct in all material respects at the date such representation or warranty was made.

Section 5.1 of the Indenture is further amended by deleting the phrase "or (h)" in the third full paragraph thereof and inserting in its place the phrase "(h),
(i), (j), (k) or (l)."

     Section 2.8. Amendment to Section 6.3. Section 6.3 shall be amended by inserting the words ", in the Collateral Agreements" after the words "contained herein" in the first sentence thereof, by inserting the words ", any of the Collateral Agreements" after the words "this Indenture" in the second sentence thereof and by adding the following sentence to the end thereof:

     The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or under any Collateral Agreement or to record this Agreement or any Collateral Agreement in any public office.

     Section 2.9. Amendment to Section 10.1. (a) Section 10.1(A) of the Indenture shall be amended (x) by replacing the phrase "then this Indenture shall cease to be of further effect with respect to the Securities" with:

     then this Indenture, the Collateral Agreements, the Securities and any Parent Guaranties shall be satisfied in full and discharged and cease to be of further effect and the Lien of the Collateral Agreements on the Collateral shall be released

(y) by replacing the words "and (vi)" with the words "(vi) rights of reinstatement and (vii)", and (z) by replacing "shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to the Securities" with shall execute proper instruments (including UCC-3 termination statements and mortgage releases) acknowledging such satisfaction of and discharging this Indenture, the Collateral Agreements, the Securities and any Parent Guaranties and release of the Lien of the Collateral Agreements on the Collateral.

     (b) The first sentence of Section 10.1(B) of the Indenture shall be amended by replacing it with the following:

     The Issuer shall be released from its obligations under Sections 3.6 through 3.19 and 9.1, Article Twelve and the Collateral Agreements, and Parent shall be released from its obligations under Section 3.13 and 13.12, and the Lien of the Collateral Agreements on the Collateral shall be released, with respect to the Securities, and any Coupons appertaining thereto, Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance").


     Section 2.10. Amendment to Section 11.8 of Article XI. Section 11.8 of the Indenture is hereby amended by deleting such Section in its entirety and inserting instead the following new Section 11.8:

          SECTION 11.8. GOVERNING LAW; JURISDICTION; SUBMISSION TO VENUE.

               THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTIES HERETO AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT ANY RIGHT OF ANY HOLDER OR THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER OR THE PARENT GUARANTORS IN ANY OTHER JURISDICTION.

     Section 2.11. Insertion of Article XII. A new Article Twelve of the Indenture is hereby added by inserting the following:

                            ARTICLE TWELVE--SECURITY

               SECTION 12.1. GRANT OF SECURITY INTEREST.

               To secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Securities and the performance of all other Obligations of the Issuer to the Holders or the Trustee under this Indenture and the Securities, the Issuer hereby covenants to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture and to perform all of the duties and obligations of the Issuer thereunder in accordance with the terms thereof. The Collateral Agreements shall grant to the Collateral Agent first priority Security Interests in the First Lien Collateral and second priority Security Interests in the Second Lien Collateral, subject only to Permitted Liens on real property and tangible assets and, in the case of the Second Lien Collateral, under Section 3.8(7), and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Collateral Agreement for a more complete description of the terms and provisions thereof.

               Each Holder consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall, and shall cause each of its Subsidiaries to, do or cause to be done all such actions and things as may be reasonably necessary or proper, or as may be reasonably required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the Security Interests in the Collateral contemplated hereby by the Collateral Agreements, as from time to time constituted, so as to render the same available, for the security and benefit of this Indenture and of the Securities secured hereby, according to the interest and purpose herein and therein expressed. The Issuer shall, and shall cause each of its Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture and the Securities, valid and enforceable, perfected first priority Security Interests in and on all the First Lien Collateral and second priority Security Interests in and on all the Second Lien Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, subject only to Permitted Liens on real property and tangible assets and, in the case of the Second Lien Collateral, under Section 3.8(7).

               SECTION 12.2. RECORDING AND OPINIONS.

               (a) The Issuer shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral granted by the Collateral Agreements, including, without limitation, the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Trustee and the Collateral Agent under this Indenture and the Collateral Agreements to all property comprising the Collateral. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements, and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

               (b) The Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on the date hereof, at such time as required by Section 314(b) of the Trust Indenture Act of 1939, as amended, and promptly after the execution and delivery of any other instrument of further assurance or amendment granting, perfecting, protecting, preserving or making effective a security interest pursuant to any Collateral Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixtures filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed, to the extent necessary to perfect the Security Interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering, filing and delivery are the only recordings, registerings, filings and deliveries necessary to perfect such security interest and that no re-recordings, re-registerings, re-filings or re-deliveries are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been executed and filed, and all such certificates have been delivered, that are necessary fully to preserve and protect the rights of and perfect such security interests of the Holders, the Trustee and the Collateral Agent hereunder and under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any Security Interest created under this Indenture, the Securities or any of the Collateral Agreements as intended by this Indenture, the Securities and such Collateral Agreements.

               (c) Annually, within 30 days after January 1 and beginning with the year 1999, the Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), an Opinion of Counsel, dated as of such date, either (i) stating that: (A) in the opinion of such counsel, action has been taken with respect to the registering, recording, filing, re-recording, re-registering and refiling of this Indenture, and all supplemental indentures, financing statements, continuation statements and other documents, and delivery of all certificates, as are then necessary to perfect or continue the perfection of the Security Interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 18 months fully to maintain, perfect or continue the perfection of such Security Interests under the Collateral Agreements with respect to the Collateral and to maintain, preserve, and protect the rights of the Holders and the Trustee hereunder and under the Collateral Agreements or (ii) stating that, in the opinion of such counsel, no such action is then necessary to perfect or continue the perfection of such Security Interests.

               SECTION 12.3. RELEASE OF COLLATERAL.

               (a) Neither the Collateral Agent nor the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, shall at any time release Collateral from the Security Interests created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

               (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders or the Trustee.

               (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Issuer shall cause Section 314(d) of the Trust Indenture Act of 1939, as amended, relating to the release of property from the Security Interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act of 1939, as amended, may be made by an Officer of the Issuer, except in cases where Section 314(d) of the Trust Indenture Act of 1939, as amended, requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any Affiliate of the Issuer and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuer. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

               SECTION 12.4. SPECIFIED RELEASES OF COLLATERAL.

               (a) The Issuer shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture, the Securities and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 3.14 or 10.1 of this Indenture and the applicable Collateral Agreements. Upon the request of the Issuer and the furnishing of each of the items required by Section 12.4(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take all necessary action (at the request of and the expense of the Issuer, without recourse, representation or warranty) to release and reconvey to the Issuer all of the Released

          Interests, and shall deliver such Released Interests in its possession to the Issuer.

               (b) The Issuer shall be entitled to obtain a release of, and the Collateral Agent and the Trustee shall release, the Released Interests upon compliance with the condition precedent that the Issuer shall have satisfied all applicable conditions precedent to any such release as set forth in this Indenture, the Trust Indenture Act of 1939, as amended, and the applicable Collateral Agreements and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

                    (i) in connection with release of Collateral resulting from an Asset Sale under Section 3.14, notice from the Issuer requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (C) stating that the release of such Released Interests will not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and (D) certifying that such Asset Sale complies with the terms and conditions of this Indenture and the applicable Collateral Agreements with respect thereto;

                    (ii) in connection with release of Collateral resulting from an Asset Sale under Section 3.14, an Officers' Certificate of the Issuer stating that (A) such Asset Sale complies with the terms and conditions of this Indenture with respect to Asset Sales; (B) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of this Indenture in respect of Asset Sales; (C) the release of the Collateral will not result in a Default or Event of Default under this Indenture; and (D) all conditions precedent in this Indenture relating to the release in question have been or will be complied with;

                    (iii) an Officers' Certificate of the Issuer and an Opinion
               of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture and the applicable Collateral Agreements;

                    (iv) all applicable certificates, opinions and other
               documentation required by the Trust Indenture Act of 1939, as amended, or this Indenture, if any;

                    (v) Substitute Collateral, along with the items required
               under Section 12.2 to evidence perfection of a first priority perfected Lien and a second priority perfected Lien, as the case may be, in the Substitute Collateral by the Collateral Agent; and

                    (vi) an Officer's Certificate of the Issuer certifying that there is no Default or Event of Default in effect or continuing on the date thereof.

               Upon compliance by the Issuer with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Issuer, the Released Interests.

          (c) Notwithstanding anything to the contrary in this Section 12.4 or in the Collateral Agreements, the Issuer may, without any release or consent by the Trustee or any Holder or, to the extent these may be waived, any documents under the Trust Indenture Act of 1939, in the ordinary course of business, (i) sell, transfer, assign or otherwise dispose of inventory,
     (ii) so long as no Event of Default has occurred and is continuing and to the extent permitted by Section 4.7 of the Security Agreement, sell, transfer, assign or otherwise dispose of obsolete assets or assets no longer useful to the business of the Company, and (iii) collect and dispose of accounts receivable and checks. In each such case, the Lien of this Indenture and the Collateral Agreements shall be deemed automatically released without any action on the part of the Trustee.

          (d) Notwithstanding anything to the contrary in this Section 12.4 or in the Collateral Agreements, the Issuer may, without any release or consent by the Trustee or any Holder or, to the extent these may be waived, any documents under the Trust Indenture Act of 1939, in the ordinary course of business, sell, transfer, assign or otherwise dispose of Equipment included in the Collateral having an aggregate cost and/or book value, as applicable, of up to $400,000 per year; provided, that (x) on the date of any such release or within the preceding twelve months, the Company shall have acquired Substitute Collateral with the lesser of cost or book value equal to the cost and/or book value referred to above; (y) such Substitute Collateral shall be subject to a first priority perfected Lien; and (z) the Company shall deliver to the Trustee annually, commencing May 15, 1999, an Officer's

     Certificate certifying that the provisions of this clause (d) have been complied with.

          SECTION 12.5. FORM AND SUFFICIENCY OF RELEASE.

          In the event that the Issuer has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral in compliance with the terms of this Indenture that may be sold, exchanged or otherwise disposed of by the Issuer, and the Issuer requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, in its capacity as Collateral Agent under the Collateral Agreements, shall execute, acknowledge and deliver to the Issuer (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

          SECTION 12.6. PURCHASER PROTECTED.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

          SECTION 12.7. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                        UNDER THE COLLATERAL AGREEMENTS.

          Subject to the provisions of the applicable Collateral Agreements, (a) the Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder, and (b) the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect their interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).

          If an Event of Default occurs and is continuing, the Collateral Agent may, and subject to Sections 5.9 and 6.1(e), within three (3) Business Days after written instructions from the Holders of not less than a majority in aggregate principal amount of the Securities shall, commence the taking of such actions toward action or enforcement of the Collateral Agreements (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Collateral Agent deems in its discretion to be appropriate or as otherwise instructed in writing by the Holders of not less than a majority in aggregate principal amount of the Securities.

          SECTION 12.8. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
                        THE COLLATERAL AGREEMENTS.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders in accordance with the provisions of Section 5.3 and the other provisions of this Indenture.

          SECTION 12.9 PRESERVATION OF COLLATERAL.

          The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.

     Section 2.12. Addition of Article XIII. A new Article Thirteen of the Indenture is hereby added by inserting the following:

                       ARTICLE THIRTEEN - PARENT GUARANTEE

          SECTION 13.1. UNCONDITIONAL GUARANTEE.

          (a) In consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Parent Guarantor hereby, irrevocably and unconditionally guarantees, and agrees to be liable on a senior basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Issuer under this Indenture or the Securities, that: (i) the principal of, premium, if any, and interest (including, without limitation, any interest accruing following the commencement of a bankruptcy or other insolvency proceeding of the Issuer, irrespective of the allowability of any such amounts in any such proceeding) on the Securities shall be duly and punctually paid in full when due (subject to any applicable grace period), whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations (including, without limitation, any Obligations accruing following the commencement of a bankruptcy or other insolvency proceeding of the Issuer, irrespective of the allowability of any such amounts in any such proceeding) of the Issuer or any Parent Guarantor to the Holders or the Trustee under the Indenture, the Securities or the Collateral Agreements (including amounts due the Trustee under this Indenture), shall be promptly paid in full or performed, all in accordance with the terms of the Indenture, the Securities or the Collateral Agreements, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations of the Issuer, the same shall be promptly paid in full when due or performed in accordance with the terms of extension or renewal (subject to any applicable grace period), whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due (subject to any applicable grace period) of any amount so guaranteed, or failing performance of any other Obligation of the Issuer to the Holders or the Trustee under this Indenture, under the Securities or under the Collateral Agreement, for whatever reason, any Parent Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under such Parent Guaranty, and shall entitle the Holders or Trustee to accelerate the Obligations of each Parent Guarantor under its Parent Guaranty in the same manner and to the same extent as the Obligations of the Issuer under this Indenture or under the Securities.

          (b) Each Parent Guarantor hereby agrees that its Obligations under its Parent Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture or any Collateral Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions thereof, any release of any other Parent Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Parent Guaranty is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Parent Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or the taking of any action first against the Collateral, protest, notice and all demands whatsoever and covenants that its Parent Guaranty shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and its Parent Guaranty. The Parent Guaranty shall be a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Parent Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Parent Guarantor, any amount paid by the Issuer or such Parent Guarantor to the Trustee or such Holder, the Parent Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Parent Guarantor shall further agree that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Article Thirteen, the maturity of the Obligations guaranteed may be accelerated as provided in Article Five hereof for the purposes of its Parent Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations as provided in Article Five hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable jointly and severally by each Parent Guarantor for the purpose of its Parent Guaranty.

          (c) Each Parent Guarantor further agrees that the validity of this Guaranty and the obligations of each Parent Guarantor hereunder shall in no way be terminated, affected or impaired (i) by reason of the assertion by the Trustee or any Holder of any rights or remedies which any of them may have under or with respect to either the Securities or this

     Indenture, against any person obligated thereunder, (ii) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, (iii) by reason of the release or exchange of the Collateral or any other collateral pledged in support of the Securities, (iv) by reason of the Trustee's or any Holder's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy the Trustee or any Holder may have hereunder or in respect of this Guaranty, or (v) by reason of the commencement of a case under the United States Bankruptcy Code by or against any person obligated under the Securities, this Indenture or this Guaranty or the discharge or release of any Obligation in a case commenced under the United States Bankruptcy Code. It is further understood, that if the Issuer shall have taken advantage of, or be subject to the protection of, any provision in the United States Bankruptcy Code, the effect of which is to prevent or delay the Trustee or any Holder from taking any remedial action against the Issuer, including the exercise of any option the Trustee or any Holder has to declare the Obligations due and payable upon the occurrence of any default or event by which under the terms of the Securities or the Indenture the Obligations shall become due and payable, and notwithstanding anything to the contrary contained in this Guaranty, the Trustee and/or the Holders of 25% or more in aggregate principal amount of the Securities (regardless of whether or not the Trustee has acted) may, as against any Parent Guarantor, nevertheless declare the Obligations due and payable and enforce any or all of its and their rights and remedies against any Parent Guarantor provided for herein.

          (d) Each of the Issuer and Parent Guarantor agrees to cause each Person that shall become a Parent after the date of this Indenture to become a Parent Guarantor and execute and deliver a supplement to this Indenture, pursuant to which such Person will guarantee the Obligations of the Issuer on the same terms and conditions as contained in this Article Thirteen. Subject to Section 10.1 of this Indenture, in no event shall any Parent Guarantor be released from its Parent Guaranty.

          (e) Each Parent Guarantor agrees that all related businesses to those of the Issuer will be conducted by or beneath an entity that has complied with Section 13.1(d).

          SECTION 13.2. NO SET-OFF.

          Each payment to be made by a Parent Guarantor hereunder in respect of the Obligations under its Parent Guaranty shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 13.3. OBLIGATIONS ABSOLUTE.

          The Obligations of each Parent Guarantor under its Parent Guaranty shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by such Parent Guarantor which may not be recoverable from such Parent Guarantor on the basis of a Parent Guaranty shall be recoverable from such Parent Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 13.4. OBLIGATIONS CONTINUING

          The Obligations of each Parent Guarantor under its Parent Guaranty shall be continuing and shall remain in full force and effect until all the Obligations hereunder have been paid and satisfied in full. Each Parent Guarantor hereby agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Parent Guarantor so to do, it shall irrevocably appoint the Trustee, the attorney and agent of such Parent Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Parent Guarantor under its Parent Guaranty. Each Parent Guarantor hereby waives the pleading of any statute of limitations as a defense to Obligations hereunder.

          SECTION 13.5. OBLIGATIONS NOT REDUCED.

          The Obligations of each Parent Guarantor under its Parent Guaranty shall not be satisfied, reduced or discharged solely by the payment of less than all of the Obligations by any other Person.

          SECTION 13.6. OBLIGATIONS REINSTATED.

          The Obligations of each Parent Guarantor under its Parent Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced such Obligations of any Parent Guarantor (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Parent Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Parent Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Parent Guarantor as provided herein.

          SECTION 13.7. WAIVER.

          Without in any way limiting the provisions of Section 13.1 hereof, each Parent Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Parent Guarantor under its Parent Guaranty, notice or proof of reliance by the Holders upon the Obligations of any Parent Guarantor under its Parent Guaranty, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Issuer's Obligations under this Indenture or the Securities, default, any adverse change in the Issuer's financial condition or of any other fact which might increase such Parent Guarantor's risk hereunder, all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against such Parent Guarantor or other notice or formalities to the Issuer or any Parent Guarantor of any kind whatsoever.

          SECTION 13.8. NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER.

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations of the Issuer under this Indenture or the Securities, or against the Issuer or any other Person or any assets or properties of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Parent Guarantors of their liabilities and obligations under any Parent Guaranty or under this Indenture.

          SECTION 13.9. DEALING WITH THE ISSUER AND OTHERS.

          The Holders or the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the Obligations of any Parent Guarantor and without the consent of or notice to any Parent Guarantor, may:

               (a) grant time, renewals, extensions, compromises, concessions, waivers, releases and discharges to the Issuer or any other Person;

               (b) take or abstain from taking security or Collateral from the Issuer or from perfecting security interests in the Collateral;

               (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security, including, without limitation, the Collateral, given by the Issuer or any third party with respect to the Obligations of the Issuer under, or matters contemplated by, this Indenture or the Securities;

               (d) accept compromises or arrangements from the Issuer;

               (e) apply all monies at any time received from the Issuer or in respect of the Collateral upon such part of the Obligations of the Issuer under this Indenture or the Securities as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

               (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any Collateral as the Holders or the Trustee may see fit.

               SECTION 13.10. DEFAULT AND ENFORCEMENT.

               Subject to the Trust Indenture Act of 1939, as amended, if an Event of Default occurs and is continuing, the Trustee in its name as trustee hereunder and/or the Holders of 25% or more in aggregate principal amount of the Securities(regardless of whether or not the Trustee has acted) may proceed in the enforcement of the Parent Guaranty and such Parent Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Parent Guarantor the Issuer's Obligations under this Indenture and the Securities.

               SECTION 13.11. CERTAIN BANKRUPTCY EVENTS.

               Each Parent Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Parent Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Parent Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

               SECTION 13.12. PARENT GUARANTOR ADDITIONAL COVENANTS

               Each Parent Guarantor, on behalf of itself and its Non-Issuer Subsidiaries, hereby covenants as follows:

               (a) Each Parent Guarantor shall not declare or pay any dividend on, or make any distribution to the holders of, any shares of capital stock of such Parent Guarantor other than dividends or distributions payable in its capital stock (other than redeemable preferred stock which is mandatorily redeemable or which matures prior to the final maturity of the Securities), and each Parent Guarantor shall not, and shall not permit any Non-Issuer Subsidiary to repay, redeem or otherwise acquire or retire for value any shares of capital stock of such Parent Guarantor, and each Parent Guarantor shall not repay, redeem or otherwise acquire or retire for value or defease the TOPRS prior to its scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment or make any loan or advance to or investment in any Affiliate other than any of its Subsidiaries (collectively, "Parent Restricted Payments") if (a) at the time of such declaration, payment, distribution, purchase, redemption, other acquisition, retirement, defeasance, loan or advance, a Default or an Event of Default shall have occurred and be continuing or (b) if, at the time of such Parent Restricted Payment, and after giving effect thereto, the aggregate amount expended for all such Parent Restricted Payments (including, without limitation, the aggregate amount of Parent Restricted Payments on Golden Books Family Entertainment, Inc.'s Series B Preferred Stock, No Par Value, on and after the Effective Date) subsequent to the Effective Date shall exceed the sum of (i) 25% of Consolidated Net Income of Parent Guarantor (minus 100% if such Consolidated Net Income is negative) subsequent to the Effective Date, as determined in accordance with generally accepted accounting principles in effect on the Effective

          Date; and (ii) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution filed with the Trustee), received by such Parent Guarantor from any Person other than a Subsidiary from the issue or sale, subsequent to the Effective Date, of capital stock (other than redeemable preferred stock which is mandatorily redeemable or which matures prior to the final maturity of the Securities) of Parent Guarantor including any such shares issued upon exercise of any warrants or conversions of any indebtedness; provided, however, that clause (b) will not prevent (w) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration, (x) the retirement of any shares of such Parent Guarantor's capital stock or the repayment of any indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its capital stock (other than redeemable preferred stock which is mandatorily redeemable or which matures prior to the final maturity of the Securities)and (y) the payment by Golden Books Family Entertainment, Inc. of dividends on its Series B Preferred Stock, No Par Value, as in effect and outstanding on the Effective Date.

               (b) Each Parent Guarantor will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien to secure the TOPRS.

               (c) Each Parent Guarantor covenants to file with the Trustee, within 15 days after such Parent Guarantor is required to file the same with Commission, copies of the annual reports and of the information, documents and other reports that such Parent Guarantor may be required to file with the Commission pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 or pursuant to
          Section 314 of the Trust Indenture Act of 1939. Each Parent Guarantor shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939.

               SECTION 13.13. AMENDMENT, ETC.

               No amendment, modification or waiver of any provision of this Indenture relating to any Parent Guarantor or consent to any departure by any Parent Guarantor or any other Persons from any such provision will in any event be effective unless it is signed by such Parent Guarantor and the Trustee.

               SECTION 13.14. ACKNOWLEDGMENT.

               Each Parent Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

               SECTION 13.15. COSTS AND EXPENSES.

               Each Parent Guarantor shall pay or reimburse on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Parent Guaranty.

               SECTION 13.16. NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

               No Parent Guaranty shall operate by way of merger of any of the obligations of a Parent Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege. The rights, remedies, powers and privileges in each Parent Guaranty and under this Indenture, the Securities and any other document or instrument between a Parent Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

               SECTION 13.17. SURVIVAL OF OBLIGATIONS.

               Without prejudice to the survival of any of the other Obligations of each Parent Guarantor, the Obligations of each Parent Guarantor under Section 13.1 hereof shall be enforceable against such Parent Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Parent Guarantor.

               SECTION 13.18. SEVERABILITY.

               Any provision of this Article Thirteen which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 13.19. SUCCESSORS AND ASSIGNS.

               Each Parent Guaranty shall be binding upon and inure to the benefit of each Parent Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Parent Guarantor may assign any of its obligations hereunder or thereunder. Subject to Section 10.1 of this Indenture, in no event shall any Parent Guarantor be released from its Parent Guaranty.

               SECTION 13.20. MERGER OF PARENT INTO ISSUER

               Any Parent Guarantor may merge or consolidate with or into the Issuer and the Issuer may merge or consolidate with or into any Parent Guarantor in compliance with the terms of this Indenture, including, without limitation, Section 3.6 and Article Nine.

                                  ARTICLE THREE

                                  MISCELLANEOUS

     Section 3.1. Defined Terms. Unless otherwise provided in this Supplemental Indenture, all defined terms used in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

     Section 3.2. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture which is required to be included herein or therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

     Section 3.3. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

     Section 3.4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.5. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 3.6. Severability of Provisions. In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 3.7. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

     Section 3.8. Benefit of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Collateral Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     Section 3.9. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuer and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

     Section 3.10. Ratification of Indenture; Supplemental Indenture Controls. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to
Section 3.2 hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

     Section 3.11. Adoption. The Parent Guarantor acknowledges that by its execution of this Supplemental Indenture it hereby adopts and agrees to be bound by the Indenture in its entirety.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[CORPORATE SEAL]                    GOLDEN BOOKS PUBLISHING COMPANY,
                                    INC.


Attest:                             By:  /s/ John C. Ferrara
                                         ---------------------------------
                                         Name:  John C. Ferrara
                                         Title: Chief Financial Officer
By: /s/ Philip Galanes
    --------------------------
    Name:  Philip Galanes
    Title: Secretary



[CORPORATE SEAL]                    GOLDEN BOOKS FAMILY ENTERTAINMENT,
                                    INC.


Attest:                             By:  /s/ John C. Ferrara
                                         ---------------------------------
                                         Name:  John C. Ferrara
                                         Title: Chief Financial Officer
By: /s/ Philip Galanes
    --------------------------
    Name:  Philip Galanes
    Title: Secretary


[CORPORATE SEAL]                    MARINE MIDLAND BANK,
                                    as Trustee



Attest:                             By:  /s/ Frank J. Godino
                                         ---------------------------------
                                         Name:  Frank J. Godino
                                         Title: Vice President
By: /s/ Eileen M. Hughes
    ---------------------------
    Name:  Eileen M. Hughes
    Title: Vice President

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )


     On this 2nd day of June, 1998 before me personally came John C. Ferrara, to me personally known, who, being by me duly sworn, did depose and say that he resides at ______________; that he is the Executive Vice President and Chief Financial Officer of Golden Books Publishing Company, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



                                  /s/ Joshua D. Saltman
                                  -------------------------------------
                                  Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


     On this 2nd day of June, 1998 before me personally came John C. Ferrara, to me personally known, who, being by me duly sworn, did depose and say that he resides at ______________; that he is the Executive Vice President and Chief Financial Officer of Golden Books Family Entertainment, Inc. one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



                                  /s/ Maureen P. Murphy
                                  ----------------------------------
                                  Notary Public

STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )


     On this 2nd day of June, 1998 before me personally came Frank J. Godino, to me personally known, who, being by me duly sworn, did depose and say that he resides at ______________; that he is the Vice President of Marine Midland Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



                                  /s/ Maureen P. Murphy
                                  ------------------------------------
                                  Notary Public